Exhibit 10.15

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Amendment to that certain Registration Rights Agreement, dated March 16, 2021 (the “Original Agreement”), by and among Athena Technology Acquisition Corp., a Delaware corporation (the “Company”), Athena Technology Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and certain parties listed on the signature page of the Original Agreement under “Holders” (each such party together with the Sponsor and any person or entity who hereafter becomes a party to the Original Agreement, a “Holder” and collectively the “Holders”), dated December 30, 2021 (this “Amendment”), is entered into by and among the Company and the Holder (collectively, the “Parties”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Original Agreement.

WHEREAS, this Amendment is being delivered in connection with the Business Combination Agreement, dated July 6, 2021, by and among the Company, HelioMax Merger Sub, Inc., a Delaware Corporation and Heliogen, Inc., a Delaware corporation;

WHEREAS, pursuant to Section 5.5 of the Original Agreement, the Original Agreement may only be amended upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question; and

WHEREAS, the undersigned Holders represent the Holders of at least a majority in interest of the Registerable Securities as of December 30, 2021;

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the Parties agree as follows:

1.	Certain Amendments to the Original Agreement. The Original Agreement is hereby amended as follows:

a.	The definition of “Founder Shares Lock-up Period” in Section 1.1 of the Original Agreement is hereby replaced in its entirety with the following:

“’Founder Shares Lock-up Period’ shall mean, with respect to the Founder Shares, the period ending on the first to occur of (x) the 180-day anniversary of the consummation of a Business Combination, (y) (a) with respect to 50% of such shares, when the closing price of the Class A Common Stock reported on the NYSE (or, if the NYSE is not the principal trading market for the Class A Common Stock on such day, then the closing or similar trading price reported on the principal national securities exchange or securities market on which the Common Stock is then traded) (“Closing Price”) is equal to or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions affecting all outstanding shares of Class A Common Stock) for any 20 trading days within any consecutive 30-trading day period following the consummation of a Business Combination, (b) with respect to 25% of such shares, when the Closing Price is equal to or exceeds $13.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions affecting all outstanding shares of Class A Common Stock) for any 20 trading days within any consecutive 30-trading day period following the consummation of a Business Combination and (c) with respect to 25% of such shares, when the Closing Price is equal to or exceeds $17.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions affecting all outstanding shares of Class A Common Stock) for any 20 trading days within any consecutive 30-trading day period following the consummation of a Business Combination, or (z) in any case, if, following a Business Combination, a change of control of the combined company resulting from the consummation of the Business Combination.”

b.	The definition of “Private Placement Lock-up Period” in Section 1.1 of the Original Agreement is hereby replaced in its entirety with the following:

“’Private Placement Lock-up Period’ shall mean, with respect to the Private Placement Units that are held by the initial purchasers of such Private Placement Units or their Permitted Transferees, the Private Placement Units and the underlying shares of Common stock, private placement warrants (the “Private Placement Warrants”) and shares of Common Stock issuable upon the exercise of the Private Placement Warrants, and that are held by the initial purchasers of the Private Placement Units or their Permitted Transferees, the period ending upon the expiration of the Founder Shares Lock-up Period.”

2.	Effect of Amendment. The provisions of the Original Agreement, as amended by this Amendment, remain in full force and effect. From and after the date hereof, references to “this Agreement” in the Original Agreement shall be deemed references to the Original Agreement, as amended by this Amendment. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, in the event the Business Combination Agreement is terminated pursuant to Article IX thereof for any reason, this Amendment shall automatically terminate and cease to be of further force and effect.

3.	Entire Agreement. This Amendment and the Original Agreement, as amended pursuant to this Amendment, and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

4.	Miscellaneous. Sections 5.3 and 5.4 of the Original Agreement are hereby incorporated by reference and shall apply mutatis mutandis as if set forth at length herein. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first written above.

COMPANY:

ATHENA TECHNOLOGY ACQUISITION CORP., a Delaware corporation

By:	/s/ Phyllis W. Newhouse
Name:	Phyllis W. Newhouse
Title:	Chief Executive Officer

HOLDER:

ATHENA TECHNOLOGY SPONSOR LLC, a Delaware limited liability company

By:	/s/ Phyllis W. Newhouse
Name:	Phllis W. Newhouse
Title:	Managing Member

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